Exhibit 99.1

News Announcement	For Immediate Release

Contact:
B. Caroline Beasley, Chief Financial Officer	Stewart Lewack, Joseph Jaffoni
Beasley Broadcast Group, Inc.	Jaffoni & Collins Incorporated
239/263-5000 or email@bbgi.com	212/835-8500 or bbgi@jcir.com

BEASLEY BROADCAST GROUP REPORTS

RECORD FIRST QUARTER REVENUES

- Net Revenue Increases 6.3% -

NAPLES, Florida, May 3, 2004 – Beasley Broadcast Group, Inc. (Nasdaq: BBGI), a large- and mid-size market radio broadcaster, today announced operating results for the three-month period ended March 31, 2004.

For the three months ended March 31, 2004, consolidated net revenue increased 6.3% to $26.1 million from $24.5 million in the same period of 2003. The net revenue increase reflects improved performances in eight of the ten markets in which Beasley operates. Operating income from continuing operations for the period was flat at $4.7 million compared to the year ago period, while Station Operating Income (SOI) was $7.1 million, up 2.2% from $7.0 million in the year-ago period.

Net income was $0.2 million, or $0.01 per basic and diluted share, compared to $2.0 million, or $0.08 per basic and diluted share, in the three months ended March 31, 2003. Net income for the 2004 first quarter includes a previously-disclosed loss on extinguishment of debt of $2.4 million, or $0.06 per share on an after-tax basis, to write-off debt issuance costs related to the refinancing of the Company’s old credit facility and certain fees related to the new credit facility, which was entered into in the 2004 first quarter. In the 2003 first quarter, Beasley had net income from discontinued operations of approximately $0.3 million, or $0.01 per share, as well as a gain of $0.8 million on the sale of investment securities. Per share results for the first quarters of 2004 and 2003 are based on 24,773,845 and 24,285,116 shares outstanding on a fully diluted basis, respectively.

Reported and same-station results are the same for the three month periods ended March 31, 2004 and 2003, as no station acquisitions or dispositions were completed during either period.

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Beasley Broadcast Group, 5/3/04	page 2 of 6

Commenting on the results, George G. Beasley, Chairman and Chief Executive Officer, said, “With stronger than expected revenue performances across our portfolio, 2004 is off to a solid start. We saw significant revenue increases at Miami-Ft. Lauderdale and Ft. Myers-Naples market clusters, which more than offset a revenue decline at our Philadelphia cluster, where a format change at one of our two FM stations created difficult year-over-year revenue comparisons. Importantly, our Fayetteville market cluster, which was impacted by troop deployments in 2003, saw its first revenue increase in over a year.

“In keeping with our strategy to invest in our stations and consistent with prior guidance, operating expenses increased during the first quarter and included promotional and programming support for our newly reformatted station in Philadelphia. We believe this prudent spending represents the most direct avenue for growing our revenues.”

Second Quarter Guidance

For the three-month period ending June 30, 2004, the Company anticipates reporting a 3.5% net revenue improvement from the year-ago levels. Beasley’s second quarter guidance reflects the impact of reformatting one of its FM stations in the Philadelphia market. This guidance is based on the economic and market conditions as of May 3, 2004, and assumes no material changes in economic conditions or other major world events. The Company can give no assurance as to whether these conditions will continue, or if they change, how such changes may affect the Company’s current expectations. While the Company may, from time to time, issue updated guidance, it assumes no obligation to do so.

Conference Call Information

The Company will host a conference call and simultaneous webcast today, May 3, 2004, at 10:30 a.m. EDT to discuss its financial results and operations. Both the call and webcast are open to the general public. The dial in number for the conference call is 973/409-9253; please call five minutes in advance to ensure that you are connected prior to the presentation. Following its completion, a replay of the call can be accessed for 14 days on the Internet from the Company’s Web site (www.bbgi.com) or for 24 hours via telephone at 973/341-3080 (reservation 4668785).

About Beasley Broadcast Group

Founded in 1961, Beasley Broadcast Group, Inc. is a radio broadcasting company that, owns or operates 41 stations (26 FM and 15 AM) located in ten large- and mid-size markets in the United States.

Definitions

Same-station results compare stations operated by the Company at March 31, 2004 to those same-stations operated by our company at March 31, 2003.

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Beasley Broadcast Group, 5/3/04	page 3 of 6

Station Operating Income (SOI) consists of net revenue less station operating expenses. Beasley defines station operating expenses as costs of services (excluding depreciation and amortization) and selling, general and administrative expenses. SOI replaces broadcast cash flow (BCF) as the metric used by management to assess the performance of its stations. Although it is calculated in the same manner as BCF, Beasley’s management believes that using the term “station operating income” provides a more accurate description of the performance measure.

SOI and same-station SOI are financial measures of performance that are not calculated in accordance with accounting principles generally accepted in the United States of America (“GAAP”). Beasley uses these non-GAAP financial measures for internal budgeting purposes and to evaluate the performance of its radio stations. Beasley uses SOI to evaluate the operating performance of its radio stations because SOI enables it to measure the performance of its radio stations before non-cash expenses for depreciation and amortization and general and administrative costs and expenses related to its corporate and capital structure. Beasley’s management also uses SOI to make decisions as to the acquisition and disposition of radio stations. SOI excludes recurring non-cash and corporate-level costs and expenses, which may also be material to an assessment of the Company’s overall operating performance. Beasley’s management compensates for this limitation by separately considering the impact of these excluded items to the extent they are material to operating decisions or assessments of the Company’s operating performance. Moreover, the corresponding amounts of the non-cash and corporate-level costs and expenses excluded from the calculation are available to investors as they are presented as separate line items on our statements of operations contained in Beasley’s periodic reports filed with the SEC.

While Beasley recognizes that because SOI is not calculated in accordance with GAAP, it is not necessarily comparable to similarly titled measures employed by other companies, SOI is a measure widely used in the radio broadcast industry. Beasley believes that SOI provides meaningful information to investors because it is an important measure of how effectively the Company operates its business (i.e., operate radio stations) and assists investors in comparing Beasley’s operating performance with that of other radio companies. The Company also believes that providing SOI on a same station basis is a useful measure of performance because it presents SOI before the impact of any acquisitions or dispositions completed during the relevant periods. This allows Beasley’s management and investors to measure the performance of radio stations the Company owned and operated during the entirety of two operating periods being compared.

Note Regarding Forward-Looking Statements:

Statements in this release that are “forward-looking statements” are based upon current expectations and assumptions, and involve certain risks and uncertainties within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Words or expressions such as “intends”, “expects,” “expected,” “anticipates” or variations of such words and similar expressions are intended to identify such forward-looking statements. Key risks are described in the Company’s reports filed with the Securities and Exchange Commission (SEC). Readers should note that these statements are subject to change and to inherent risks and uncertainties and may be impacted by several factors,

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Beasley Broadcast Group, 5/3/04	page 4 of 6

including: economic and regulatory changes, the loss of key personnel, a downturn in the performance of our large-market radio stations, the Company’s substantial debt levels, and changes in the radio broadcast industry generally. The Company’s actual performance and results could differ materially because of these factors and other factors discussed in the “Management’s Discussion and Analysis of Results of Operations and Financial Condition” of Beasley’s SEC filings, including but not limited to annual reports on Form 10-K or quarterly reports on Form 10-Q, copies of which can be obtained from the SEC, www.sec.gov, or Beasley’s website, www.bbgi.com. These statements do not include the potential impact of any acquisitions or dispositions announced or completed after May 3, 2004. All information in this release is as of May 3, 2004, and the Company undertakes no obligation to update the information contained herein to actual results or changes to the Company’s expectations.

-tables follow-

Beasley Broadcast Group, 5/3/04	page 5 of 6

BEASLEY BROADCAST GROUP, INC.

Consolidated Statements of Operations

(unaudited)

	Three Months Ended March 31,
	2004	2003
Net revenue	$26,068,618	$24,519,616

Costs and expenses:
Cost of services (excluding depreciation and amortization) (1)	8,923,760	8,060,844
Selling, general and administrative (1)	10,039,239	9,506,843
Corporate general and administrative	1,562,610	1,393,170
Depreciation and amortization	822,826	901,425

Total costs and expenses	21,348,435	19,862,282
Operating income from continuing operations	4,720,183	4,657,334

Interest expense	(1,964,500)	(3,088,990)
Loss on extinguishment of long-term debt (2)	(2,418,781)	—
Gain on sale of investments	—	799,548
Gain on increase in fair value of derivative financial instruments	39,113	406,000
Interest income	88,856	167,392
Other non-operating expense	(60,070)	(55,499)

Income from continuing operations before income taxes	404,801	2,885,785
Income tax expense	161,920	1,176,291

Income from continuing operations before discontinued operations	242,881	1,709,494
Discontinued operations (net of income taxes)	—	266,840

Net income	$242,881	$1,976,334

Basic and diluted net income per share:
Income from continuing operations before discontinued operations	0.01	0.07
Discontinued operations	—	0.01

Net income	$0.01	$0.08

Basic common shares outstanding	24,275,700	24,273,441

Diluted common shares outstanding	24,773,845	24,285,116

(1)	Beasley refers to its “Cost of services” (excluding depreciation and amortization) and “Selling, general and administrative” together as “Station operating expenses” for the purposes of calculating “ Station Operating Income” below.
(2)	Beasley recorded a loss on extinguishment of debt of $2.4 million, or $0.06 per diluted share on an after-tax basis, to write-off debt issuance costs related to the old credit facility and certain fees related to the new credit facility.

-tables follow-

Beasley Broadcast Group, 5/3/04	page 6 of 6

Selected Balance Sheet Data - Unaudited

(in thousands)

	March 31,	December 31,
	2004	2003
Cash and cash equivalents	$10,065	$7,730
Working capital	26,298	26,799
Total assets	278,311	277,891
Long term debt, less current installments	167,987	169,987
Total stockholders’ equity	69,713	69,410

Selected Statement of Cash Flows Data - Unaudited

(in thousands)

	Three Months Ended March 31,
	2004	2003
Net cash provided by operating activities	$7,649	$6,131
Net cash provided by (used in) investing activities	(1,029)	2,175
Net cash used in financing activities	(4,284)	(4,331)
Net increase in cash & cash equivalents	2,336	3,975

Station Operating Income (Unaudited):

	Three Months Ended March 31,
	2004	2003
Net revenue	$26,068,618	$24,519,616
Station operating expenses	(18,962,999)	(17,567,687)

SOI	$7,105,619	$6,951,929

Reconciliation of SOI to Net Income (Unaudited):

	Three Months Ended March 31,
	2004	2003
SOI	$7,105,619	$6,951,929
Corporate general and administrative	(1,562,610)	(1,393,170)
Depreciation and amortization	(822,826)	(901,425)
Interest expense	(1,964,500)	(3,088,990)
Loss on extinguishment of long-term debt	(2,418,781)	—
Gain on sale of investments	—	799,548
Gain on increase in fair value of derivative financial instruments	39,113	406,000
Interest income	88,856	167,392
Other non-operating expense	(60,070)	(55,499)
Income tax expense	(161,920)	(1,176,291)
Discontinued operations (net of income taxes)	—	266,840

Net income	$242,881	$1,976,334

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